FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                       --------------------------------


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         DATE OF REPORT:  MAY 7, 2002
                       (Date of earliest event reported)


                          KIMBERLY-CLARK CORPORATION
            (Exact name of registrant as specified in its charter)


          DELAWARE                  1-225                    39-0394230

  (State or other jurisdiction  (Commission File            (IRS Employer
     of incorporation)             Number)                  Identification No.)


          P.O. BOX 619100, DALLAS, TEXAS                            75261-9100
        (Address of principal executive offices)                     (Zip Code)


                                (972) 281-1200
             (Registrant's telephone number, including area code)


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

Item 9. Regulation FD Disclosure
--------------------------------


 Update on Kimberly-Clark's Acquisition of Kimberly-Clark Australia Pty. Ltd.
 ----------------------------------------------------------------------------

     On May 7, 2002, Kimberly-Clark Corporation (the "Company") announced that it will purchase the remaining 45 percent stake in its Australian subsidiary, Kimberly-Clark Australia Pty. Ltd. ("KCA"), from Amcor Limited at the end of June. The Company had previously increased its ownership in KCA from 50 percent to 55 percent in mid-2001, and under the terms of the purchase and sale agreement with Amcor, its joint venture partner since 1963, the price to complete the acquisition was established at A$697.5 million.

     The closing date for the above transaction has now been set for June 28, 2002 in Australia. Shortly following the May 7 announcement, the Company terminated Australian dollar forward contracts that hedged the currency exposure for the purchase of the remaining 45 percent interest in KCA. Over the duration of the contracts, the Company recorded net pretax gains of approximately $10 million, including a pretax gain of about $4 million in the second quarter of 2002.







                                   SIGNATURE
                                   ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              KIMBERLY-CLARK CORPORATION



Date: May 31, 2002                            By: /s/Randy J. Vest
                                              --------------------------
                                                  Randy J. Vest
                                                  Vice President and
                                                  Controller